EXHIBIT 5


July 31, 2000




The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois 60515

     Re:      The ServiceMaster Company
              Registration Statement on Form S-8

Ladies and Gentlemen:

                  I am General Counsel for The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and have acted as counsel for ServiceMaster in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") relating to 11,250,000 shares of common stock under the ServiceMaster 1998 Equity Incentive Plan (the "1998 Plan") and 15,000,000 shares of common stock under the ServiceMaster 2000 Equity Incentive Plan (the "2000 Plan")(collectively, the "Shares"), to be offered to participants in the respective Plans.

                  I am familiar with the Certificate of Incorporation and the By-laws of ServiceMaster and all amendments thereto and resolutions of the Board of Directors of ServiceMaster relating to the Plans and the Registration Statement.

                  In this connection, I have examined originals, or copies of originals certified or otherwise identified to my satisfaction, of such records of ServiceMaster and others, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.


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                  Based upon the foregoing, I am of the opinion that:

                  1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. Each Share will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and sold in the manner contemplated by the applicable Plan for lawful consideration in accordance with Section 152 of the General Corporation Law of the State of Delaware; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the applicable Plan.

                  I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities laws or blue sky laws of the various states to the sale of the Shares.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware.

                  I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     The ServiceMaster Company


                                                     /s/ Jim L. Kaput
                                                     ---------------------
                                                         Jim L. Kaput
                                                         General Counsel

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